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                                                                      EXHIBIT 21


                SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.



NAME OF SUBSIDIARY                                  JURISDICTION OF ORGANIZATION

mHoldings Corporation                               Delaware

mHoldings Trust                                     Massachusetts

Millennium Predictive Medicine, Inc.                Delaware

Millennium Pharmaceuticals International Ltd.       Bermuda

Millennium Pharmaceuticals Limited                  United Kingdom

Cambridge Material Science Limited                  United Kingdom